UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Earliest Event Reported: June 12, 2006

MONOGRAM BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30369	94-3234479
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Oyster Point Blvd., South San Francisco, California, 94080

(Address of Principal Executive Offices, including zip code)

(650) 635-1100

(Registrant’s Telephone Number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 12, 2006, Monogram Biosciences, Inc. announced that, pursuant to the terms of the Contingent Value Rights Agreement dated December 10, 2004 between Monogram and U.S. Bank National Association, as trustee (the “CVR Agreement”), the payment due to holders of its Contingent Value Rights, or CVRs, was $0.88 per CVR. Monogram has elected to make the CVR payment entirely in cash. The maturity date of the CVRs occurred on June 11, 2006.

The CVR Payment was calculated in accordance with the CVR Agreement, and was based on the difference between the target price of $2.90 and the minimum price of $2.02. The volume weighted average of Monogram’s stock price for each of the 15 trading days prior to the maturity date of the CVRs, ending on June 9, 2006, was $1.85, which is less than the minimum price.

On June 12, 2006, Monogram issued a press release announcing the settlement of its CVR liability. A copy of this press release is included herewith as Exhibit 99.1. For additional information on the CVRs and the process for obtaining payment for CVRs, please refer to the Current Report on Form 8-K filed by Monogram on June 8, 2006.

Item 9.01 Financial Statements And Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release Issued by Monogram Biosciences, Inc., dated June 12, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monogram Biosciences, Inc. (Registrant)

	By:	/s/ Kathy L. Hibbs
Date: June 12, 2006		Kathy L. Hibbs
Vice President, General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release Issued by Monogram Biosciences, Inc., dated June 12, 2006.